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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of ATG Inc. on Form S-8 (file No. 333-72349 and File No. 333-89115) of our reports dated March 28, 2000, on our audits of the consolidated financial statements and financial statement schedule of ATG Inc. as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 which reports are included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


San Jose, California
April 17, 2000

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